                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12



.............................................................................
               (Name of Registrant as Specified In Its Charter)


..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................


Notes:

                                      LOGO

                               1108 FIFTH AVENUE
                          SAN RAFAEL, CALIFORNIA 94901
                                 March 22, 1994

To Our Shareholders:

  The Annual Meeting of Shareholders of Westamerica Bancorporation will be held at 7:30 p.m. on Tuesday, April 26, 1994, at the Showcase Theatre, Marin Center, San Rafael, California, as stated in the formal notice accompanying this letter. We hope you will plan to attend.

  At the Annual Meeting, the shareholders will be asked to elect directors, to approve the selection of independent auditors and to consider two shareholder proposals.

  Please sign and return the enclosed proxy card as promptly as possible so that your shares may be represented at the Annual Meeting. If you attend, you may vote in person even though you previously returned your proxy.

  We look forward to seeing you at the Annual Meeting on Tuesday, April 26, 1994.

                                          Sincerely,
                                          /s/ DAVID L. PAYNE

                                          DAVID L. PAYNE
                                          Chairman of the Board

                           WESTAMERICA BANCORPORATION
                               1108 FIFTH AVENUE
                          SAN RAFAEL, CALIFORNIA 94901

                               ----------------

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--APRIL 26, 1994

To the Shareholders of WESTAMERICA BANCORPORATION:

  The Annual Meeting of Shareholders will be held at the Showcase Theatre, Marin Center, San Rafael, California, on Tuesday, April 26, 1994, at 7:30 p.m. for the purposes of:

    1. Electing 13 directors;

    2. Approving the selection of independent auditors for 1994;

    3. Consideration of a shareholder proposal to change the method of compensation of the Chief Executive Officer of Westamerica Bancorporation;

    4. Consideration of a shareholder proposal to change the method of compensation of the members who serve on Westamerica Bancorporation's Board of Directors; and

    5. Transacting such other business as may properly come before the meeting.

  Shareholders of record at the close of business on March 1, 1994, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. You are cordially invited to attend the annual meeting. If you do not expect to be present, please sign and date the accompanying proxy and mail it at once in the enclosed envelope. No postage is necessary if mailed within the United States.

  WESTAMERICA BANCORPORATION'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993 IS ENCLOSED. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT THE ACTIVITIES OF WESTAMERICA BANCORPORATION, BUT IT IS NOT TO BE DEEMED A PART OF THE PROXY SOLICITING MATERIAL.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ M. KITTY JONES

                                          M. KITTY JONES
                                          Senior Vice President & Secretary

Dated: March 22, 1994


                             YOUR VOTE IS IMPORTANT

    YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROXY STATEMENT...........................................................    1
ELECTION OF DIRECTORS.....................................................    2
CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF
 THE BOARD................................................................    5
EXECUTIVE OFFICERS........................................................    7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............    9
EXECUTIVE COMPENSATION....................................................   11
RETIREMENT BENEFITS AND OTHER ARRANGEMENTS................................   13
BOARD COMPENSATION COMMITTEE REPORT.......................................   15
STOCK PERFORMANCE CHART...................................................   17
APPROVAL OF AUDITORS......................................................   17
SHAREHOLDER PROPOSALS.....................................................   17
OTHER MATTERS.............................................................   21
GENERAL...................................................................   22

                           WESTAMERICA BANCORPORATION
                               1108 FIFTH AVENUE
                          SAN RAFAEL, CALIFORNIA 94901

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 March 22, 1994

  This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Westamerica Bancorporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held at 7:30 p.m., Tuesday, April 26, 1994, at the Showcase Theatre, Marin Center, San Rafael, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Meeting"). This statement and the form of proxy were first mailed to shareholders on March 22, 1994.

  Voting Rights and Vote Required. Shareholders of record at the close of business on March 1, 1994, the record date, are entitled to vote at the Meeting. On that date, 8,078,907 shares of stock were outstanding. The determination of shareholders entitled to vote at the Meeting and the number of votes to which they are entitled was made on the basis of the Corporation's records as of the record date. The presence in person or by proxy of the holders of a majority of the Corporation's outstanding shares constitutes a quorum for the transaction of business at the Meeting.

  Each share is entitled to one vote, except that with respect to the election of directors, a shareholder may cumulate votes as to candidates nominated prior to voting if any shareholder gives notice of intent to cumulate votes at the Meeting prior to the voting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired.

  In the election of directors, the 13 nominees receiving the highest number of votes will be elected. Approval of the selection of the independent auditors will require the affirmative vote of a majority of the shares represented and voting at the Meeting. The approval of the shareholder's proposal which proposes changing the method of compensating the Chief Executive Officer of the Corporation and the shareholder's proposal which proposes changing the method of compensating the members of the Board of Directors (the "Board") of the Corporation will also require the affirmative vote of a majority of the shares represented and voting at the Meeting. Abstentions will not count as votes in favor of the election of directors or any of the other proposals.

  Voting of Proxies. The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the shareholders' choices specified therein; except that where no choices have been specified, the shares will be voted to approve the selection of KPMG Peat Marwick as independent auditors, to disapprove the shareholder's proposal to change the method of compensating the Chief Executive Officer of the Corporation and to disapprove the shareholder's proposal to change the method of compensating the members of the Board. When exercising the powers granted to proxy holders under the caption "ELECTION OF DIRECTORS," the shares will be voted for the election of directors in the manner described therein.

  The Board knows of no matters to be brought before the Meeting other than the election of directors, the selection of independent auditors for 1994 and the consideration of the two shareholders' proposals. If, however, any other matters of which the Board is not now aware are properly presented for action, it is the intention of the proxy holders named in the enclosed form of proxy to vote such proxy on such matters in accordance with their best business judgment.

  Revocability of Proxy. The delivery of the enclosed form of proxy does not preclude the shareholder delivering the proxy from voting in person or changing the proxy should the shareholder so desire. The proxy may be revoked by a written directive to the Corporation or by another proxy subsequently executed and presented at the Meeting at any time prior to the actual voting or by attendance and voting at the Meeting.

  Shareholder Proposals. Proposals of shareholders to be considered for inclusion in the Corporation's annual proxy statement for next year's annual Meeting must be received at the Corporation's executive offices at 1108 Fifth Avenue, San Rafael, California 94901, no later than November 21, 1994.

                             ELECTION OF DIRECTORS

  The number of directors to be elected at the Meeting to hold office for the ensuing year and until their successors are elected and qualified is 13. It is the intention of the proxy holders named in the enclosed form of proxy to vote such proxies (except those containing contrary instructions) for the 13 nominees named below.

  The Board does not anticipate that any of the nominees will be unable to serve as a director, but if that should occur before the Meeting, the proxy holders reserve the right to substitute as nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve. The proxy holders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion.

  Nominees. The nominees for election to the office of director are named and certain information with respect to them is given below. The information has been furnished by the respective nominees. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated.

                                                                       DIRECTOR
 NAME OF NOMINEE                        PRINCIPAL OCCUPATION            SINCE
 ---------------                        --------------------           --------
 Etta Allen................... Mrs. Allen, born in 1929, is presi-       1988
                               dent and owner of Allen Heating and
                               Sheet Metal of Greenbrae, a company
                               which she and her late husband
                               founded in 1957. Mrs. Allen is a li-
                               censed contractor in heating, venti-
                               lating, air conditioning and sheet
                               metal and is active in various build-
                               ing industry organizations, as well
                               as many civic and community activi-
                               ties. She also owns Sunny Slope
                               Ranch, a vineyard in Sonoma County.
                               Mrs. Allen is a director of the Cali-
                               fornia State Compensation Insurance
                               Fund. She is a director of
                               Westamerica Bank ("WAB"), a wholly-
                               owned subsidiary of the Corporation,
                               and a member of the Audit Committee
                               and the Employee Benefits and Compen-
                               sation Committee.

                                                                       DIRECTOR
 NAME OF NOMINEE                        PRINCIPAL OCCUPATION            SINCE
 ---------------                        --------------------           --------
 Louis E. Bartolini........... Mr. Bartolini, born in 1932, retired      1991
                               in 1988 as a vice president and fi-
                               nancial consultant after 33 years
                               with Merrill Lynch, Pierce Fenner &
                               Smith, Inc. A resident of Marin
                               County for 35 years, Mr. Bartolini
                               has been active in various community,
                               charitable and educational orga-
                               nizations and presently serves on the
                               boards of several of these organiza-
                               tions. He is a director of WAB and a
                               member of the Audit Committee and the
                               Nominating Committee.
 Charles I. Daniels, Jr....... Mr. Daniels, born in 1926, is presi-      1989
                               dent and owner of House of Daniels,
                               Inc., of Novato, a 61-year-old bever-
                               age distribution firm which operates
                               through its three sales companies,
                               Golden Gate Distributing Company,
                               Redwood Vintners and Golden Gate Liq-
                               uors, covering the northern Califor-
                               nia market. Mr. Daniels is active in
                               community, professional and trade re-
                               lated associations and is a Califor-
                               nia director of the Wine & Spirits
                               Wholesalers of America. He is a di-
                               rector of WAB and a member of the Au-
                               dit Committee and the Nominating Com-
                               mittee.
 Don Emerson.................. Mr. Emerson, born in 1928, was presi-     1979
                               dent of Calso Company (the holding
                               company that owns the formula and
                               name "Calso Water," a carbonated min-
                               eral water). He presently devotes his
                               time to personal investments. Mr. Em-
                               erson is a director of Bank of Lake
                               County ("BLC"), a subsidiary of the
                               Corporation, and WAB. He is a member
                               of the Executive Committee, the Em-
                               ployee Benefits and Compensation Com-
                               mittee and the Nominating Committee.
 Arthur C. Latno, Jr.......... Mr. Latno, born in 1929, was an Exec-     1985
                               utive Vice President for Pacific Tel-
                               esis Group (formerly Pacific Tele-
                               phone Co.) in San Francisco from
                               1978, having worked for the telephone
                               company for 40 years. Mr. Latno re-
                               tired from that company on November
                               1, 1992. He is director of WAB and is
                               Chairman of the Nominating Committee
                               and a member of the Executive Commit-
                               tee, the Employee Benefits and Com-
                               pensation Committee and the Loan and
                               Investment Committee.
 Patrick D. Lynch............. Mr. Lynch, born in 1933, is a consul-     1986
                               tant and director for several high
                               technology firms. From 1987 to 1989
                               he was president of Microphoretics,
                               which manufactured instruments for
                               the biochemistry market. In 1989,
                               Microphoretics declared bankruptcy
                               under Chapter 11 of the Bankruptcy
                               Code and was subsequently liquidated.
                               From 1985 to 1987 he was president
                               and a partner of Byars & Lynch Inter-
                               national, Inc., an engineering con-
                               sulting firm in Santa Clara. He is a
                               director of WAB and is Chairman of
                               the Employee Benefits and Compensa-
                               tion Committee and a member of the
                               Executive Committee and the Loan and
                               Investment Committee.

                                                                       DIRECTOR
 NAME OF NOMINEE                        PRINCIPAL OCCUPATION            SINCE
 ---------------                        --------------------           --------
 Catherine Cope MacMillan..... Ms. MacMillan, born in 1947, is pres-     1985
                               ident and owner of The Firehouse Res-
                               taurant in Sacramento. In addition to
                               the restaurant business, Ms. MacMil-
                               lan participates in numerous civic,
                               community and trade activities in the
                               Sacramento community. She is a direc-
                               tor of WAB and is a member of the Em-
                               ployee Benefits and Compensation Com-
                               mittee, the Nominating Committee and
                               the Loan and Investment Committee.
 James A. Maggetti............ Mr. Maggetti, born 1924, was ap-          1993
                               pointed to the Board of Directors in
                               August 1993. He is a founding direc-
                               tor of Napa Valley Bank ("NVB"), a
                               subsidiary of the Corporation, and is
                               a member of its Directors' Loan Com-
                               mittee. Mr. Maggetti is also a direc-
                               tor of Oregon Steel Mills, Inc., the
                               parent of Napa Pipe Company. He was a
                               founding director and former Vice
                               Chairman of Napa Valley Bancorp until
                               its merger into the Corporation on
                               April 15, 1993. Mr. Maggetti is now
                               retired, having formerly been an ex-
                               ecutive officer of Kaiser Steel Cor-
                               poration where he was employed for 28
                               years.
 Dwight H. Murray, Jr., M.D... Dr. Murray, born 1927, was appointed      1993
                               to the Board of Directors in August
                               1993. He is a founding director of
                               NVB and a member of its Directors'
                               Audit Committee. He was a founding
                               director of Napa Valley Bancorp and
                               served on that board until its merger
                               into the Corporation on April 15,
                               1993. Dr. Murray is a self-employed
                               vascular general surgeon and is an
                               Associate Clinical Professor of Sur-
                               gery at University of California at
                               San Francisco. He is a director on
                               the Corporate Board of Blue Shield,
                               and formerly served a tenure as Chief
                               of Staff of Queen of the Valley Hos-
                               pital in Napa.
 Ronald A. Nelson............. Mr. Nelson, born in 1942, is vice         1988
                               president of Charles M. Schulz Crea-
                               tive Associates, a general partner in
                               various Schulz partnerships and
                               trustee for various Schulz trusts and
                               the Schulz foundation, with responsi-
                               bility for all Schulz business and
                               financial matters including licensed
                               use of the Peanuts characters. He is
                               also vice president of Redwood Empire
                               Ice Arena, Woodstock Aviation and
                               C.B. Properties, Inc. He is a direc-
                               tor of WAB and is Chairman of the Au-
                               dit Committee and a member of the Em-
                               ployee Benefits and Compensation Com-
                               mittee.
 Carl R. Otto................. Mr. Otto, born in 1946, is the Presi-     1992
                               dent and Chief Executive Officer of
                               John F. Otto, Inc., a general con-
                               tracting firm in Sacramento, as well
                               as a director of The Freeport Compa-
                               ny, the real estate holding company
                               that owns John F. Otto, Inc. Mr. Otto
                               is also a director and majority
                               shareholder of R.A. Swanson Company,
                               a Sacramento construction firm. He is
                               a director of WAB and is a member of
                               the Audit Committee.

                                                                       DIRECTOR
 NAME OF NOMINEE                        PRINCIPAL OCCUPATION            SINCE
 ---------------                        --------------------           --------
 David L. Payne............... Mr. Payne, born in 1955, has been         1984
                               Chairman of the Board of both the
                               Corporation and WAB since January
                               1988 and was appointed President and
                               Chief Executive Officer in November
                               1989. He is President of Westamerica
                               Bank Properties ("WABP"), a real es-
                               tate holding company which is a sub-
                               sidiary of WAB, Chairman, President
                               and Chief Executive Officer of Commu-
                               nity Banker Services Corporation
                               ("CBSC"), a subsidiary of the Corpo-
                               ration and Chairman of Weststar Mort-
                               gage Corporation ("WMC"), a mortgage
                               servicing subsidiary of CBSC. He is
                               also Chairman and President of Napa
                               Valley Development ("NVD"), a subsid-
                               iary of NVB, and a director of NVB.
                               He is President and Chief Executive
                               Officer of Gibson Printing and Pub-
                               lishing Company and Gibson Radio and
                               Publishing Company, which are newspa-
                               per, commercial printing and real es-
                               tate investment companies headquar-
                               tered in Vallejo. Mr. Payne served on
                               the Board of Directors of Vaca Valley
                               Bank from 1982 until its consolida-
                               tion with WAB. He is Chairman of the
                               Executive Committee and a member of
                               the Nominating Committee.
 Edward B. Sylvester.......... Mr. Sylvester, born in 1936, is the       1979
                               owner of Sylvester Engineering, Inc.,
                               a civil engineering and planning
                               firm. He takes an active lead in var-
                               ious civic activities in Nevada Coun-
                               ty, especially in the business commu-
                               nity and in the county's transporta-
                               tion improvements. Mr. Sylvester
                               served as a director of Gold Country
                               Bank from its incorporation in 1974
                               until its consolidation with WAB. He
                               is a director of WAB and is a member
                               of the Executive Committee, the Nomi-
                               nating Committee and is Chairman of
                               the Loan and Investment Committee.

                CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

  The full Board of Directors held a total of 12 meetings during 1993. All of the directors attended at least 75% of the aggregate of the meetings of the full Board and each of the Committees on which such directors serve during the periods that they served.

  Committees of the Board. The Board has an Executive Committee, the members of which are D. L. Payne, Chairman, D. Emerson, A. C. Latno, Jr., P. D. Lynch and
E. B. Sylvester. The Board delegates to the Executive Committee, subject to control of the Board and subject to the limitations of California General Corporation Law, any powers and authority of the Board in the management of the business and affairs of the Corporation. The Executive Committee held 13 meetings in 1993.

  The Board has an Audit Committee, the members of which are R. A. Nelson, Chairman, E. Allen, L. E. Bartolini, C. I. Daniels, Jr., and C. R. Otto. The Audit Committee reviews with the Corporation's independent auditors and with management the Corporation's accounting principles, policies and practices and its reporting policies and practices. The Audit Committee reviews with the independent auditors the plan and results of the auditing engagement and reviews the scope and results of the procedures of the Corporation's internal Audit Department. The Audit Committee conducts investigations of the adequacy of the Corporation's internal accounting procedures and reviews the results of such investigations with the Corporation's internal audit staff and with the full Board. The Audit Committee reviews the reports of examinations conducted by bank regulatory authorities. The Audit Committee held 12 meetings in 1993.

  The Board has an Employee Benefits and Compensation Committee, the members of which are P. D. Lynch, Chairman, E. Allen, D. Emerson, A. C. Latno, Jr., C. C. MacMillan and R. A. Nelson. The Employee Benefits and Compensation Committee administers and carries out the terms of the Corporation's employee stock option plans as well as the tax deferred savings and retirement plans. The Employee Benefits and Compensation Committee administers the Corporation's compensation programs and reviews and recommends to the Board the compensation level for the executive officers of the Corporation and its subsidiaries. The Employee Benefits and Compensation Committee also reviews the performance of and recommends promotions for the executive officers of the Corporation. The Employee Benefits and Compensation Committee held 13 meetings in 1993.

  The Board has a Nominating Committee for the election of directors, the members of which are A. C. Latno, Jr., Chairman, L. E. Bartolini, C. I. Daniels, Jr., D. Emerson, C. C. MacMillan, D. L. Payne and E. B. Sylvester. The Nominating Committee is responsible for reviewing the fees paid to directors for attendance at Board and Committee meetings and making recommendations with respect thereto. The Nominating Committee will consider shareholder nominations for election to the Board submitted in accordance with Section 2.14 of the Bylaws of the Corporation. Section 2.14 requires that nominations be submitted in writing to the Secretary of the Corporation within not less than 14 days nor more than 50 days prior to the Annual Meeting at which directors will be elected and that nominations contain certain specified information regarding the nominee and the nominating shareholder. The Nominating Committee held 1 meeting in 1993.

  The Board has a Loan and Investment Committee, the members of which are E. B. Sylvester, Chairman, A. C. Latno, Jr., P. D. Lynch, and C. C. MacMillan. The Loan and Investment Committee is responsible for reviewing major loans and investment policies and for monitoring the activities related to the Community Reinvestment Act. The Loan and Investment Committee met 13 times in 1993.

  Directors' Fees. During 1993, directors of the Corporation and WAB received an annual retainer of $14,000. Each director received $1,000 for each meeting of the Board that he or she attended, except that if the director was a member of the Board of both the Corporation and a subsidiary bank and both Boards met on the same day, the director only received a single $1,000 fee for attending both meetings.

  During 1993, non-employee directors received $500 for each Committee meeting attended. The Chairman of each Committee received an additional $250, for a total of $750, for each Committee meeting attended. The Chairman of the Board is compensated as an employee and did not receive an annual retainer or director's fees.

  Indebtedness of Directors and Management. Certain of the directors, executive officers and their associates have had banking transactions in the ordinary course of business with WAB. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, did not involve more than a normal risk of collectibility and did not present other unfavorable features.

                               EXECUTIVE OFFICERS

  The executive officers of the Corporation and WAB serve at the pleasure of the Board and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of Shareholders. It is anticipated that each of the executive officers listed below will be reappointed to serve in such capacities at the first meeting of the Board following the Meeting. The executive officers include David L. Payne, President and Chief Executive Officer, about whom information is provided above, and the following persons:

                                                                          HELD
NAME OF EXECUTIVE                          POSITION                       SINCE
- -----------------                          --------                       -----
James M. Barnes..... Mr. Barnes, born in 1953, is Executive Vice Presi-   1985
                     dent and Chief Financial Officer for the Corpora-
                     tion and WAB. He is a director, Executive Vice
                     President and Chief Financial Officer for WABP, a
                     director and Chief Financial Officer of CBSC and a
                     director, Executive Vice President and Chief Finan-
                     cial Officer of WMC. He is also a director of the
                     Corporation's training subsidiary, Learnex Corp.
                     Mr. Barnes is Manager of the Finance and Adminis-
                     tration Division of WAB. Following four years with
                     The First National Bank of Chicago, Mr. Barnes
                     joined The Bank of California, where he held vari-
                     ous financial management positions during his six-
                     year tenure, holding the office of Treasurer prior
                     to joining the Corporation in 1985.
E. Joseph Bowler.... Mr. Bowler, born in 1936, is Senior Vice President   1980
                     and Treasurer for both the Corporation and WAB and
                     is head of WAB's Treasury Division. He is a direc-
                     tor and President of WMC, Treasurer of CBSC, and
                     Senior Vice President and Treasurer for both NVB
                     and BLC. Mr. Bowler joined the Corporation in 1972
                     as Investment Officer and received various officer
                     promotions, being promoted to Treasurer in 1980 and
                     to Senior Vice President in 1983. Mr. Bowler began
                     his banking career in San Francisco in 1963.
Robert W. Entwisle.. Mr. Entwisle, born in 1947, is Senior Vice Presi-    1986
                     dent in charge of the Banking Division of WAB which
                     entails the overall supervision of WAB's branch
                     system. He is also a director of WMC and a director
                     and Senior Vice President of CBSC. Mr. Entwisle
                     joined WAB in 1980 as Vice President in the commer-
                     cial lending area and has held the positions of
                     Manager of Corporate Banking as well as Regional
                     Vice President of the Solano and northern Marin
                     County branches of WAB. He was promoted to Senior
                     Vice President in 1985.
Evan N. Fricker..... Mr. Fricker, born in 1938, is Vice President and     1983
                     General Auditor for the Corporation and WAB and is
                     responsible for all audit functions of the Corpora-
                     tion and its subsidiaries. Mr. Fricker has been a
                     Chartered Bank Auditor since 1984 and a Certified
                     Public Accountant since 1969.

                                                                          HELD
NAME OF EXECUTIVE                          POSITION                       SINCE
- -----------------                          --------                       -----
Charles L. Fritz.... Mr. Fritz, born in 1936, is Executive Vice Presi-    1988
                     dent and Chief Credit Officer of WAB, NVB and BLC.
                     He is responsible for WAB and all other subsidiary
                     banks' lending functions to ensure that the loan
                     portfolios meet established objectives in terms of
                     credit quality, risk diversification, profitability
                     and funds allocation. For 19 years before joining
                     WAB in 1988, Mr. Fritz held various management po-
                     sitions in the lending area at Barclays Bank of
                     California.
Dennis R. Hansen.... Mr. Hansen, born in 1950, is Senior Vice President   1978
                     and Controller for the Corporation and is Senior
                     Vice President, Controller and Cashier for WAB. In
                     addition, Mr. Hansen is Senior Vice President,
                     Chief Financial Officer and Treasurer of Learnex
                     Corp., a director and Senior Vice President of
                     WABP, Senior Vice President and Chief Financial Of-
                     ficer of NVB and BLC, Controller for CBSC and Se-
                     nior Vice President of NVD. His responsibilities
                     include financial planning, accounting and report-
                     ing, risk management and other accounting-related
                     matters. Mr. Hansen joined the Corporation in 1978
                     as Controller, was promoted to Vice President in
                     1979 and to Senior Vice President in 1983. Mr.
                     Hansen has been a member of the American Institute
                     and the California Society of CPAs since 1974.
M. Kitty Jones...... Mrs. Jones, born in 1927, is Senior Vice President   1982
                     and Corporate Secretary for the Corporation, WAB,
                     Learnex Corp. and for WABP. She also serves as Cor-
                     porate Secretary of WMC, is a director of Learnex
                     Corp., Senior Vice President and Corporate Secre-
                     tary of NVB and BLC, Corporate Secretary of CBSC
                     and Senior Vice President and Corporate Secretary
                     for NVD. She is responsible for matters related to
                     Board of Director meetings, shareholder relations
                     and legal reporting for the Corporation and its
                     subsidiaries. She joined the Corporation in 1963 as
                     an assistant to the branch manager and has held
                     various management positions over the years, in-
                     cluding Vice President of Advertising and Public
                     Relations from 1967 to 1982. She was promoted to
                     Corporate Secretary in 1982 and to Senior Vice
                     President in 1985.
Thomas S. Lenz...... Mr. Lenz, born in 1937, is Senior Vice President     1989
                     and Chief Credit Administrator of WAB. He is also
                     Senior Vice President of CBSC. He manages WAB's
                     Credit Administration Division, supervises approval
                     of credits, including their administration and mon-
                     itoring, in accordance with WAB's established poli-
                     cies and procedures relating to risk, profitabili-
                     ty, funds allocation and business development ob-
                     jectives. He shares responsibility for the quality
                     and profitability of WAB's loan portfolio with
                     WAB's Chief Credit Officer. Prior to joining WAB in
                     1989, Mr. Lenz was employed for 18 years by
                     Barclays Bank of California in a variety of posi-
                     tions, his last being Senior Vice President and
                     Manager of Branch Loan Administration. Prior to
                     that, he was Regional Manager of that bank's 35-
                     unit branch system in Northern California.

                                                                          HELD
NAME OF EXECUTIVE                          POSITION                       SINCE
- -----------------                          --------                       -----
Hans T. Y. Tjian.... Mr. Tjian, born in 1939, joined WAB in May 1989, as  1989
                     Senior Vice President and Manager of the Operations
                     and Systems Administration Division. He is also a
                     Director and Senior Vice President of CBSC. His re-
                     sponsibilities include data processing, item
                     processing, loan operations and bank administrative
                     services. Prior to joining WAB, Mr. Tjian was a Se-
                     nior Vice President at Wells Fargo Bank, responsi-
                     ble for product management, finance, risk manage-
                     ment and planning for the Wholesale Services Group.
                     Mr. Tjian has been involved in the banking business
                     for 25 years and his experience includes opera-
                     tions, computer systems management, strategic plan-
                     ning and credit policy.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners. The following table shows, to the knowledge of the Corporation, the beneficial owners of more than five percent of the Corporation's shares as of February 4, 1994. Such information has been furnished directly by each such entity to the Corporation. For the purpose of this disclosure and the disclosure of ownership of shares by management below, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days of February 1, 1994.

                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                   --------------------------------------------
                                    SOLE   SHARED    SOLE      SHARED   PERCENT
NAME AND ADDRESS OF BENEFICIAL     VOTING  VOTING INVESTMENT INVESTMENT   OF
OWNER                               POWER  POWER    POWER      POWER     CLASS
- ------------------------------     ------- ------ ---------- ---------- -------
Alpha Capital Company, Inc. .....      --   --     707,004      --       8.75%
1425 Leimert Boulevard, Suite 400
Oakland, CA 94602
J.P. Morgan & Co. Incorporated...  317,100  --     462,600      --       5.70
60 Wall Street
New York, NY 10260

  Security Ownership of Directors and Management. The following table shows the number of shares and the percentage of the shares beneficially owned (as defined above) by each of the current directors, by each of the nominees for election to the office of director and by all directors and executive officers of the Corporation as a group as of February 4, 1994.

                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                          ---------------------------------------------------------
                             SOLE
                          VOTING AND SHARED  RIGHT TO ACQUIRE            PERCENT OF
                          INVESTMENT VOTING  WITHIN 60 DAYS OF           SHARES OF
NAMES                       POWER    POWER  FEBRUARY 1, 1993(1) TOTAL(2) CLASS (3)
- -----                     ---------- ------ ------------------- -------- ----------
Etta Allen..............     2,899                                2,899        *
Louis E. Bartolini(4)...       600                                  600        *
Charles I. Daniels, Jr..       345                                  345        *
Don Emerson.............    21,475                               21,475        *
Arthur C. Latno, Jr.(5).     1,033                      1         1,034        *
Patrick D. Lynch........       100                                  100        *
Catherine C. MacMillan..       400                                  400        *
James A. Maggetti(6)....    35,393                               35,393        *
Dwight H. Murray,
 Jr.(7).................    60,205                      9        60,214        *
Ronald A. Nelson........    10,000                               10,000        *
Carl R. Otto............     1,000                                1,000        *
David L. Payne(8).......   183,436    2,669        26,466       212,571     2.62%
Edward B. Sylvester(9)..    26,221                    139        26,360        *
James M. Barnes.........     3,975    3,003        50,467        57,445        *
Robert W. Entwisle(10)..     4,489    3,499        24,399        32,387        *
Hans T. Y. Tjian(11)....    11,676    2,641        15,184        29,501        *
Charles L. Fritz(12)....    12,800    2,558         7,582        22,940
All 22 Directors and
 Executive Officers as a
 group..................   393,063   35,337       165,530       593,930     7.30%

- --------
*Indicates that the percentage of the outstanding shares beneficially owned is less than one percent (1%).
 (1) Includes restricted performance shares vesting on March 31, 1994.
 (2) Includes directors' qualifying shares.
 (3) In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.
 (4) Includes 300 shares held in a profit sharing account for the benefit of Mr. Bartolini.
 (5) Includes 400 shares owned by Mr. Latno's wife as to which Mr. Latno disclaims beneficial ownership.
 (6) Mr. Maggetti is trustee of a trust holding 2,536 shares, as to which he has sole voting and investment power.
 (7) Includes 1,643 shares owned by Dr. Murray's wife, 756 shares owned by his wife as custodian for their grandchildren and 9,294 shares owned by his father-in-law who resides in the family home, as to which Dr. Murray disclaims beneficial ownership.
 (8) Includes 174,814 shares owned by Gibson Radio and Publishing Company, of which Mr. Payne is President and Chief Executive Officer, as to which Mr. Payne disclaims beneficial ownership.
 (9) Includes 56 shares owned by his wife jointly with her mother and sister, as to which Mr. Sylvester disclaims beneficial ownership.
(10) Held in a trust, as to which Mr. Entwisle is co-trustee with sole voting and investment power.

(11) Mr. Tjian is co-trustee of a trust holding 9,676 shares, as to which he has sole voting and investment power.
(12) Includes 1,200 shares owned by his wife, as to which Mr. Fritz disclaims beneficial ownership.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers and persons who own more than ten percent of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

  To the Corporation's knowledge, based on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1993, with the exception of Hans T. Y. Tjian and Charles I. Daniels, Jr., all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with.

  On August 4, 1993, Mr. Tjian, Senior Vice President and Manager of the Operations and Systems Administration Division, purchased 400 shares of the Corporation's Common Stock. Due to a clerical error, this transaction was omitted from Mr. Tjian's August 1993 Form 4 filing which was filed on August 30, 1993. On October 8, 1993, Mr. Tjian amended his August 1993 Form 4 to include the August 4, 1993 transaction.

  On April 29, 1993, Mr. Daniels, Director, purchased 100 shares of the Corporation's Common Stock. Mr. Daniels failed to file an April 1993 Form 4 due May 10, 1993 to report such purchase. On July 22, 1993, Mr. Daniels filed his April 1993 Form 4.

                             EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth the compensation of the Corporation's Chief Executive Officer and four other most highly compensated executive officers for services in all capacities to the Corporation, WAB and other subsidiaries during 1993, 1992 and 1991:

                           SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION(1)      LONG-TERM COMPENSATION
                      -------------------------------- -----------------------
                                               OTHER
NAME AND                                      ANNUAL    RESTRICTED             ALL OTHER
PRINCIPAL                                    COMPENSA-    STOCK                COMPENSA-
POSITION              YEAR  SALARY  BONUS(2)  TION(3)  AWARDS(4)(5) OPTIONS(4)  TION(6)
- ---------             ---- -------- -------- --------- ------------ ---------- ---------
 David L. Payne,      1993 $260,016 $190,000  $12,836    $187,425     13,000    $7,088
 CEO                  1992  260,015  240,200   14,214     162,750     11,150     5,310
                      1991  248,333  152,000   12,794     100,013      8,400     4,238
 James M. Barnes,     1993 $149,040 $100,600  $12,508    $ 72,275      4,650    $4,497
 EVP & CFO            1992  149,000   72,400   12,667      58,125      4,000     4,364
                      1991  149,000   52,500   12,630      34,925      5,900     4,238
 Robert W. Entwisle,  1993 $134,280 $ 68,500  $15,839    $ 64,925      4,200    $6,216
 SVP                  1992  134,280   60,400   16,856      52,312      3,600     2,982
                      1991  134,280   44,900   16,559      31,750      2,600     2,650
 Hans T. Y. Tjian,    1993 $130,008 $ 65,700  $14,714    $ 58,800      3,800    $4,497
 SVP                  1992  130,008   58,200   15,173      47,469      3,250     4,364
                      1991  130,008   41,900   15,322      25,400      5,150     4,238
 Charles L. Fritz,    1993 $120,942 $ 56,500  $13,728    $ 58,800      3,800    $8,069
 EVP & CCO            1992  120,744   53,700   14,523      47,469      3,250     4,364
                      1991  116,088   40,800   14,270      28,575      2,350     4,062

- --------
(1) Includes amounts deferred under compensation agreements and amounts contributed by the individual to the Westamerica Bancorporation Tax-Deferred Savings/Retirement Plan (ESOP) pursuant to Section 401(k) of the Internal Revenue Code.
(2) Includes bonuses in the year in which they were earned.
(3) Includes monthly auto allowance for each individual, the amount of any taxable perquisites, and split dollar life insurance for Mr. Payne in 1993 and 1992.
(4) The Corporation grants restricted performance shares and nonqualified stock options in the first quarter of each year based on corporate performance in the prior calendar year. These grants are reported in the year in which they were granted. Restricted performance shares vest and are issued to recipients on the first March 31, following the third anniversary of grant if corporate performance criteria established at the time of grant are achieved. At December 31, 1993 these individuals held the following unvested restricted performance shares with the following fair market values, based on a price of $27.25 per share: Payne (22,350 shares valued at $609,038), Barnes (8,150 shares valued at $222,088), Entwisle (7,350 shares valued at $200,288), Tjian (6,450 shares valued at $175,763), and Fritz (6,650 shares valued at $181,213).
(5) Restricted performance share grants were made on the following dates to the named individuals:

                                 JANUARY 24, 1991            JANUARY 20, 1992            JANUARY 27, 1993
                            MARKET PRICE: $15.875/SHARE MARKET PRICE: $19.375/SHARE MARKET PRICE: $24.50/SHARE
                            --------------------------- --------------------------- --------------------------
   Payne...................            6,300                       8,400                      7,650
   Barnes..................            2,200                       3,000                      2,950
   Entwisle................            2,000                       2,700                      2,650
   Tjian...................            1,600                       2,450                      2,400
   Fritz...................            1,800                       2,450                      2,400

(6) Includes 1993 matching contributions made by the Corporation under the Westamerica Bancorporation Tax-Deferred Savings/Retirement Plan (ESOP) for the accounts of Messrs. Payne, Barnes, Entwisle, Tjian, and Fritz of:
    $4,497, $4,497, $3,486, $4,497, and $4,497, respectively.

  The following table describes the stock options and stock appreciation rights ("SARs") that were granted to the Corporation's Chief Executive Officer and four other most highly compensated executive officers in the fiscal year ending December 31, 1993. All of these grants were made on January 27, 1993, based on achievement of 1992 corporate performance objectives.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      PERCENT
                                      OF TOTAL                          GRANT
                         NUMBER   OPTIONS GRANTED                        DATE
                       OF OPTIONS TO ALL EMPLOYEES EXERCISE EXPIRATION  PRESENT
NAME                   GRANTED(1)  IN FISCAL YEAR   PRICE      DATE    VALUE(2)
- ----                   ---------- ---------------- -------- ---------- --------
David L. Payne........   13,000         14.9%       $24.50   1/27/03   $159,380
James M. Barnes.......    4,650          5.3         24.50   1/27/03     57,009
Robert W. Entwisle....    4,200          4.8         24.50   1/27/03     51,492
Hans T. Y. Tjian......    3,800          4.4         24.50   1/27/03     46,500
Charles L. Fritz......    3,800          4.4         24.50   1/27/03     46,500

- --------
(1) All options are nonqualified stock options which vest over a three-year period: 1/3 one year after grant date, 2/3 two years after grant date, and fully three years from grant date. All options have an exercise price equal to the market value on the date of grant and expire ninety days following termination of employment or ten years from date of grant, whichever occurs first.
(2) A Black-Scholes option pricing model using standard assumptions, including 5.8% annual dividend growth, a risk-free rate equal to the ten-year U.S. Treasury yield of 6.47%, volatility of 31.34%, and a ten-year maturity was used to derive the per share option value of $12.26.

  The following table sets forth the stock options or SARs exercised in 1993 and the December 31, 1993, unexercised value of both vested and unvested stock options and SARs for the Corporation's Chief Executive Officer and four other most highly compensated executive officers.

                 AGGREGATED OPTION AND SAR EXERCISES AND VALUE

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                   OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
                           SHARES                 DECEMBER 31, 1993       AT DECEMBER 31, 1993(1)
                          ACQUIRED    VALUE   ------------------------- -------------------------
NAME                     ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     ----------- -------- ----------- ------------- ----------- -------------
David L. Payne..........        0    $     0     9,317       23,233      $ 92,971     $126,135
James M. Barnes.........    3,650     64,404    45,716        9,284       545,214       56,166
Robert W. Entwisle......    5,000     96,450    18,933        7,467       153,113       40,312
Hans T. Y. Tjian........        0          0     9,516        7,684        87,877       47,046
Charles L. Fritz........        0          0     2,650        6,750        26,354       36,421

- --------
(1) Fair market value of the Corporation's Common Stock was $27.25 per share on December 31, 1993.

                   RETIREMENT BENEFITS AND OTHER ARRANGEMENTS

DEFINED BENEFIT RETIREMENT PLAN

  Illustrated below are the estimated annual retirement benefits, based upon a single life annuity, which would be payable under the terms of the Corporation's retirement plan to employees, in the salary ranges shown, retiring at or after age 65 in 1993.

                               PENSION PLAN TABLE

                                                      YEARS OF SERVICE
                                             ESTIMATED ANNUAL RETIREMENT INCOME
             VALUATION PERIOD               ------------------------------------
           AVERAGE COMPENSATION               15     20     25     30      35
           --------------------             ------ ------ ------ ------- -------
$ 60,000................................... 14,800 19,700 24,600  29,600  34,500
 100,000................................... 25,600 34,100 42,600  51,200  59,700
 140,000................................... 36,400 48,500 60,600  72,800  84,900
 180,000................................... 47,200 62,900 78,600  94,400 110,100
 200,000 (maximum)......................... 52,600 70,100 87,700 105,200 122,700

  Benefits are calculated with reference to years of service and valuation period average compensation based on a maximum of $200,000 per year, subject to adjustments by the Internal Revenue Service ($235,840 for 1993). Compensation includes salaries and wages. Benefits are not subject to social security. The Omnibus Budget Reconciliation Act of 1993 reduced to $150,000 the maximum amount of compensation available for retirement benefit accruals for qualified plans such as the Retirement Plan.

  Messrs. Payne, Barnes, Entwisle, Tjian and Fritz have four, eight, thirteen, four and five years, respectively, of credited service.

CERTAIN EMPLOYMENT CONTRACTS

  WAB entered into an employment agreement with Mr. Barnes, dated September 1986, which was restated on January 7, 1987. WAB also entered into an employment agreement with Mr. Entwisle dated January 7, 1987. The agreements of these individuals are essentially identical except for salary and term. Mr. Barnes' annual base salary is $149,040 and Mr. Entwisle's is $134,280. The original term of the agreement for Mr. Entwisle was one year. The original term of Mr. Barnes' agreement was two years. The restated agreement of Mr. Barnes and the original agreement of Mr. Entwisle provide that the original term is automatically extended for one additional month upon completion of each additional month of employment unless WAB gives the executive one or two years', respectively, notice of intent to terminate.

  Under the terms of the agreements with Messrs. Barnes and Entwisle, each of these executives is entitled to: (i) receive bonuses as the Board or the Employee Benefits and Compensation Committee shall determine under any bonus plan in effect when the agreements were entered into; (ii) be reimbursed for appropriate and reasonable expenses incurred in performing his duties; (iii) participate in any employee benefit plan or arrangement made available to senior executives or key management employees of WAB; (iv) vacation leave; and
(v) monthly automobile allowances. The agreements provide that if the executive is unable on account of incapacity to perform his duties for 180 consecutive days, WAB may terminate his employment.

  Under the agreements, WAB is entitled to terminate the aforementioned executives for "cause": (i) for any act or failure to act by the executive which is in bad faith and to the detriment of WAB or any affiliated company;
(ii) if the executive refuses or fails to act in accordance with any direction or order of the Board; (iii) if the executive exhibits unfitness for service (other than disability), unsatisfactory performance, misconduct, dishonesty, habitual neglect or incompetence in the management of WAB or any affiliated company; (iv) if the executive is convicted of a felony; (v) if the executive continues a breach of the agreement after notice of such breach; or (vi) if an appropriate government official orders the executive removed pursuant to applicable law. The executive's employment and WAB's obligation to compensate him terminate immediately upon the filing of a petition in bankruptcy or the appointment of a receiver.

  WAB may terminate each of these executive's employment without cause and each of these executives may terminate his employment for "good reason," as defined in the agreements. Under such circumstances, however, Messrs. Barnes and Entwisle each would be entitled to severance pay equal to the sum of: (i) his base salary for the remaining term of his agreement; (ii) his maximum bonus(es) for the remaining term of his agreement; and (iii) an amount equal to his automobile allowance for the remaining term of his agreement.

  The agreements with Messrs. Barnes and Entwisle also provide for the payment to the executive of liquidated damages upon termination of employment by WAB without cause or termination by the executive for "good reason." Under the terms of the agreements, the amount of liquidated damages is reduced by any severance pay received by the executive and the executive is under a duty to mitigate his damages.

  Hans T. Y. Tjian accepted a position with WAB as Senior Vice President and Manager of Operations and Systems Administration under the terms set forth in a letter agreement dated April 14, 1989. Under the terms of this agreement, Mr. Tjian is entitled to: (i) receive an annual salary of $130,000; (ii) receive a car allowance of $1,000 per month; (iii) participate in WAB's executive bonus plan; (iv) participate in the Stock Option Plan of 1985; and (v) vacation leave. In addition, Mr. Tjian is entitled to receive severance pay equal to his annual base salary for one year if his position is eliminated as a result of a change of control.

                      BOARD COMPENSATION COMMITTEE REPORT

  The Board of Directors of the Corporation, operating through its Employee Benefits and Compensation Committee, has established an executive compensation program and establishes annual executive compensation for executives based on performance. This executive compensation program and annual evaluation process establishes a competitive base salary for each executive and offers incentive compensation which can provide additional compensation if established performance measures are achieved. This additional compensation can be in the form of short-term annual cash bonuses, long-term stock options, and long-term restricted performance shares.

  As described in the Summary Compensation Table, each named executive receives a monthly base salary, and is eligible to receive an annual cash bonus, an annual grant of stock options, and an annual grant of restricted performance shares. Corporate performance measures are established each year based on the Corporation's objectives. The extent to which these objectives are achieved determines if and what size the annual option grants and restricted performance share grants will be. Achievement of these annual performance measures also determines between 55% and 80% of the annual cash bonus to be paid to each named executive, with the remaining 20% to 45% determined by individual and division performance.

  Corporate performance measures for 1992, which determined January 1993 cash bonuses, option grants, and restricted performance share grants were:

  . specified improvement in net income and return on equity;

  . specified growth in low-cost deposit and commercial loan volumes;

  . reducing noninterest expenses below a specified level;

  . reduction of nonperforming assets, classified assets and net loan losses below specified levels;

  . improving service quality measures; and

  . successful installation of a new relationship profitability system.

  Corporate performance measures for 1993, which determined January 1994 cash bonuses, option grants, and restricted performance share grants were to:

  . successfully merge Napa Valley Bancorp into the Corporation;

  . reach target levels of return on equity, return on assets and earnings per share;

  . maintain credit quality measures at established levels;

  . hold noninterest expenses below a specified level and maintain satisfactory audit results; and

  . increase low cost deposits and commercial loan commitments.

  Additional corporate performance objectives for a three-year period are established by the Committee to accompany each grant of restricted performance shares. Whether each grant vests three years following grant is determined by achievement of these preestablished, three-year performance objectives.

  The Chief Executive Officer's base salary in 1993 of $260,016 was established at a level judged to be competitive with comparable positions at other financial institutions. The Chief Executive Officer's $190,000 cash bonus earned in 1993, included in 1993 compensation listed above, and paid in January 1994, was related 80% to the achievement of the 1993 corporate goals listed above and 20% to achievement of individual management goals. Individual management goals achieved in 1993 included satisfactory results from regulatory examinations, satisfactory internal controls and the successful acquisition of Napa Valley Bancorp. Compared to the 1993 corporate objectives listed above, the Corporation:

  . exceeded its Napa Valley Bancorp merger objectives;

  . exceeded its targeted profitability objectives;

  . improved credit quality measures to better than established levels;

  . met noninterest expense control goals; and

  . exceeded low cost deposit growth goals and met commercial loan commitment goals.

  The Chief Executive Officer's receipt of 13,000 nonqualified stock options and 7,650 restricted performance shares in January 1993 was related to achievement of the 1992 corporate performance measures listed above. Compared to the 1992 corporate objectives listed above, the Corporation:

  . exceeded its profitability goals;

  . exceeded its low-cost deposit volume goals but did not meet its commercial loan volume goals;

  . met its noninterest expense goals;

  . improved credit quality to better levels than targeted;

  . improved measured service quality; and

  . successfully installed the relationship profitability system.

  Members of the Employee Benefits and Compensation Committee as of January 26, 1994 are: Patrick D. Lynch, Chairman, Etta Allen, Don Emerson, Arthur C. Latno, Jr., Catherine Cope MacMillan and Ronald A. Nelson.

                           STOCK PERFORMANCE CHART(1)

                             [Paste-up Graph Here]


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG WESTAMERICA BANCORPORATION, S&P 500 INDEX AND WESTERN BANK INDEX


Measurement Period           WESTAMERICA        S&P
(Fiscal Year Covered)        BANCORPORATION     500 INDEX    WESTERN BANK INDEX
- -------------------          --------------     ---------    ------------------
Measurement Pt-
12/31/88                     $100               $100         $100
FYE 12/31/89                 $144               $131         $137
FYE 12/31/90                 $100               $127         $114
FYE 12/31/91                 $129               $166         $127
FYE 12/31/92                 $156               $178         $145
FYE 12/31/93                 $184               $196         $163

(1) Assumes $100 invested on December 31, 1988 in the Corporation's Common Stock, the S&P 500 composite stock index and Montgomery Securities' index of 49 Western bank stocks, with reinvestment of dividends.

(2) Source: Montgomery Securities Western Bank Monitor--California Independent Bank Proxy.

                              APPROVAL OF AUDITORS

  The Board of Directors has selected KPMG Peat Marwick as independent auditor for the Corporation for the 1994 fiscal year, subject to the approval of the shareholders. KPMG Peat Marwick has informed the Corporation that it has had no connection during the past three years with the Corporation or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

  Representatives of KPMG Peat Marwick will be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

SHAREHOLDER'S PROPOSAL TO CHANGE METHOD OF COMPENSATING THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION

  The Corporation has been advised that Mr. Emil Rossi, P. O. Box 249, Boonville, California 95415, intends to present a proposal at the Meeting. Mr. Rossi is the beneficial owner of 400 shares of the Corporation's Common Stock. The shares are held by Mr. Emil Rossi as Custodian for Lisa Angelique Rossi under the Uniform Gift to Minors Act. The proposal and supporting statement submitted by Mr. Rossi are quoted below. The Board opposes the proposal for the reasons stated below.

MR. ROSSI'S PROPOSAL

  Resolved, that the stockholders of Westamerica recommend that the board of directors adopt the following policy: As relates to future contracts, the Chief Executive Officer's total compensation will be determined as follows: The C.E.O.'s beginning total compensation will be 8 times more than the average Westamerica employee's 1993 annual wages or salary. The C.E.O.'s total compensation will go up or down in direct proportions to the company's performance. To be determined as follows: One half of the compensation shall go up or down gauged against the ten year average earnings per common share (adjusted for stock splits) from 1983 to 1992. The remaining one half shall go up or down gauged against the ten year average dividends per common share (adjusted for stock splits) from 1983 to 1992.

MR. ROSSI'S SUPPORTING STATEMENT

  If a bank teller does not measure up at their job. If they are rude or make too many mistakes, they are fired. If a branch manager's branch does not perform according to what is expected, they are replaced. If, instead they perform adequately they are compensated adequately. If their performance is excellent they get a promotion and raises. This holds through all the way up the corporate ladder till the C.E.O. Then accountability goes out the window. This proposal sits the C.E.O. in the same boat as us shareholders. There is nothing in this proposal that limits his compensation, just as long as he or see [sic] does as well for us shareholders. We sink or swim together. That's the American way that corporate America seems to have forgotten.

  Our C.E.O.'s compensation has gone from approximately $285,000.00 in 1990 to approximately $692,000.00 in 1992. This is about a 145% increase. Meanwhile, dividends have gone up to you and I from 41 cents in 1990 to 51 cents in 1992. This is about a 25% increase.

  These last few years have been a bonanza to banks. With interest rates banks pay depositors down to the lowest figure in decades. It has meantrecord [sic] profits for banks. Our C.E.O. has done an adequate job as head of Westamerica, but nothing more. When the shareholders get a 145% increase in dividends we can justify a 145% increase in C.E.O. compensation. For one thing a proposal such as this cannot dictate compensation to all employees or even senior management, because it is both unwise and unfeasible. But you can bet your biffy no one under the C.E.O. is going to make more than the C.E.O.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO MR. ROSSI'S PROPOSAL

  The Board of Directors recommends that the shareholders vote against this proposal.

  The Board appreciates Mr. Rossi's concern and interest in the continuing success of the Corporation. The Board agrees that the shareholders of the Corporation deserve an executive compensation program which is based upon the performance of the particular executive. The Board believes that the Corporation's current compensation package for its executives attracts and retains highly qualified individuals who serve the Corporation and its shareholders well.

  The Board of the Corporation, operating through its Employee Benefits and Compensation Committee (the "Committee"), has established an Executive Compensation Program (the "Program") for executives which is based upon performance. The Committee is composed of all outside directors.

The Program includes an annual evaluation process which determines the competitive base salary for each executive as well as "incentive compensation" in the form of additional compensation if established performance measures are achieved. This incentive compensation can be in the form of an annual cash bonus, an annual grant of stock options and an annual grant of restricted performance shares.

  Each year, the Committee defines the "corporate performance measures" which are based upon the Corporation's objectives for the following year. The extent to which an executive meets these "measures" determines whether that particular executive will receive any incentive compensation and the amount. An executive's incentive compensation is not based solely upon the achievement of these annual performance measures--20% to 45% of the annual cash bonus paid to a qualifying executive is determined by individual and division performance objectives.

  As described in the Board Compensation Committee Report above, the Chief Executive Officer's (the "CEO") compensation each year is determined by corporate performance. Over the past few years, the Corporation's performance generally has met or exceeded the pre-established objectives determined by the Board, and the CEO's compensation has reflected this success.

  The success of the Corporation has also been reflected in the Corporation's: market value, which has nearly tripled in the past three years to about $225 million; quarterly earnings, which have approximately doubled to about $5.4 million per quarter; dividends, which have approximately doubled to $1.2 million per quarter; and stock price, which has approximately doubled to about $28 per share.

  The Corporation continues to be one of the top financial institutions in California based on numerous performance standards such as asset quality, expense controls, return on assets and return on equity. The Board has created performance and compensation standards which have significantly contributed to, and, it believes, will, continue to contribute to this outstanding performance.

  The process by which the Committee determines executive compensation is based upon the realization of corporate objectives set forth by the Committee a year in advance of the payment of the compensation. Additionally, in order for an executive to have his or her rights in restricted performance shares vest, three-year corporate objectives must be achieved. The Board, therefore, believes that the Program, as outlined above, satisfies the shareholder's proposal to have executives compensated based upon performance and the value that they add to the Corporation.

  THE BOARD THEREFORE RECOMMENDS A VOTE AGAINST THE ABOVE SHAREHOLDER PROPOSAL.

SHAREHOLDER'S PROPOSAL TO CHANGE METHOD OF COMPENSATING THE DIRECTORS OF THE BOARD OF DIRECTORS OF THE CORPORATION

  The Corporation has been advised that Ms. Eileen Pronsolino, P.O. Box 25, Philo, California 95466, intends to present a proposal at the Meeting. Ms. Pronsolino is the beneficial owner of 98.4936 shares of the Corporation's Common Stock. The shares are held by Ms. Eileen Pronsolino through the Westamerica Employee Stock Ownership Plan. The proposal and supporting statement submitted by Ms. Pronsolino are quoted below. The Board opposes the proposal for the reasons stated below.

MS. PRONSOLINO'S PROPOSAL

  The shareholders of Westamerica Corporation request the Board of Directors [to] take the necessary steps to amend the company's governing instruments to adopt the following: Beginning on the 1995 Westamerica Corporation fiscal year all members of the Board of Director's total compensation will be in the form of WestAmerica Corporation common stock.

  The price of the stock paid to the board members shall be the closing asking price over the counter on the last day of the preceding year.

  In addition, each director must sign an agreement to hold onto a minimum of 80% of the shares paid as compensation at least one year after his or her term expires. Should any director fail to comply with this agreement, such director shall have sixty (60) days from the date of non-compliance to again comply. Failure to again comply shall result in disqualification and such director's position shall be declared vacant.

MS. PRONSOLINO'S SUPPORTING STATEMENT

  In this proponent's opinion this is the most important issue before the American public today, "Accountability." In our government, our schools, our law system and our corporations we've lost accountability. Everyone wants to be under the umbrella of tenure, seniority, guaranteed contracts and Golden Parachutes. These people want to be handsomely paid whether they do good or bad, completely against the principals [sic] of our country. What created this great nation and what gave us stockholders the standard of living we enjoy? That this management would object to it's [sic] directors being compensated solely in stock shows just how far it has gone.

  If this board has so little confidence in their ability to run this corporation successfully, that they're not willing to be paid solely [sic] in stock, I would suggest they seek another type of employment. I urge stockholders to pass this proposal for the well being of this corporation and America!

  "A beginning of accountability."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO MS. PRONSOLINO'S PROPOSAL

  The Board of Directors recommends that the shareholders vote against this proposal.

  The Board agrees that the shareholders of the Corporation deserve a Board which is "accountable" to the Corporation and its shareholders and that share ownership is a relevant factor in considering a director's qualifications. The Board believes that the Corporation's current compensation package for its directors as well as established legal standards concerning the duties of directors, encourages and mandates the type of "accountability" that the shareholder desires.

  The Corporation's directors include men and women who are leaders in a wide range of business fields. The experience and varied perspectives they bring to the Board's deliberations are critical in making informed, reasoned policy decisions on the diverse and complex issues with which the Board must deal. In order for the Corporation to attract and retain highly qualified individuals to serve on the Board, the Corporation must provide compensation to its directors competitive with that which is provided by other public companies.

  In California, the majority of public corporations compensate their directors with cash payments as well as other benefits. During 1993, each of the directors of the Corporation received an annual retainer of $14,000. In addition, each director received $1,000 for every meeting of the Board that he or she attended. Non-employee directors received $500 for each Committee meeting attended and the chairman of each Committee received an additional $250 for each Committee meeting attended. As Chairman of the Board, David L. Payne is compensated as an employee and did not receive any annual retainer or a director's fee for attending Board or Committee meetings. The average outside director spends 12-20 hours per month on Corporation matters (the hours vary because directors who are members of more than one committee spend more time), and travels 12 times (meetings are monthly) per year to Board and committee meetings (the Board and the various committee meetings take place over a two-day period). Since the time a director spends on Corporation matters and travel is time away from that director's principal occupation or business, the Corporation compensates its directors in cash payments just as a shareholder would expect to be compensated for services which he or she provides to a business employing him or her.

  The supporting statement to the shareholder's proposal states that by compensating the directors with Common Stock, the directors will be more "accountable" to the Corporation. This sentiment presupposes that the director's existing interest in the Corporation is limited to the receiving of an annual retainer and a director's fee for attending Board and Committee meetings. In fact, the members of the Board have a significant ownership interest in the Corporation. The directors of the Corporation, as of February 4, 1994, owned 372,242 shares or 4.6% of the outstanding shares of the Corporation on that date. The Corporation currently requires that each director own at least $1,000 worth of the Corporation's stock. This requirement should satisfy the shareholder's proposal that the directors should not be permitted to sell their shares of the Corporation while sitting on the Board. The Board believes that an individual's level of share ownership is not necessarily the best indicator of judgment and commitment to the Corporation. Moreover, while the Board does not encourage the directors or others owning Corporation stock to sell their shares, the Board believes that placing restrictions on anyone's ability to make their own decisions as to the buying and selling of property is not consistent with the best interests of the Corporation or its shareholders since such restrictions limit the universe of experienced, talented and desirable persons to serve on the Board. Additionally, the Corporation's current stock option plans do not provide for the distribution of stock options to outside directors. Therefore, the compensation package suggested in the shareholder's proposal could not be accomplished under Corporation's current stock option plans.

  THE BOARD THEREFORE RECOMMENDS A VOTE AGAINST THE ABOVE SHAREHOLDER PROPOSAL.

                                 OTHER MATTERS

  Management of the Corporation does not know of any matters to be presented at the Meeting other than those specifically referred to herein. If any other matters should properly come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

  For a matter to be properly brought before the Meeting by a shareholder,
Section 2.02 of the Corporation's Bylaws provides that the shareholder must deliver or mail a written notice to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to the Meeting. Section 2.02 also provides that the notice must set forth as to each matter that the shareholder proposes to bring before the Meeting a brief description of the business desired to be brought before the Meeting and the reasons for conducting such business at the Meeting, the name and residence address of the shareholder proposing such business, the number of shares that are owned by the shareholder and any material interest of the shareholder in such business.

                                    GENERAL

  The cost of the solicitation of proxies in the accompanying form, including, but not limited to, the cost of a proxy solicitation firm, will be borne by the Corporation. The Corporation has retained the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies at a cost not to exceed $5,500 plus reasonable out-of-pocket expenses. The Corporation will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ M. KITTY JONES
                                          M. KITTY JONES
                                          Senior Vice President and Secretary

Dated: March 22, 1994

                                                                 [X] Please mark
                                                                      your votes
                                                                         as this
- -----
COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1--ELECTION OF DIRECTORS
        Etta Allen, Louis E. Bartolini, Charles I. Daniels, Jr., Don Emerson, Arthur C. Latno, Jr., Patrick D. Lynch, Catherine C. MacMillan, James A. Maggetti, Dwight H. Murray, Jr., Ronald A. Nelson, Carl R. Otto, David
        L. Payne, Edward B. Sylvester

               FOR          WITHHELD
                            FOR ALL
               [ ]            [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below).
- -------------------------------------------------------------------------------
Item 2--APPROVAL OF AUDITORS

               FOR       AGAINST       ABSTAIN
               [ ]         [ ]           [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3 AND 4.

Item 3--SHAREHOLDERS' PROPOSAL CONCERNING
        CHANGING METHOD OF COMPENSATION FOR C.E.O.

               FOR       AGAINST       ABSTAIN
               [ ]         [ ]           [ ]

Item 4--SHAREHOLDERS' PROPOSAL CONCERNING CHANGING METHOD OF COMPENSATION FOR DIRECTORS

               FOR       AGAINST       ABSTAIN
               [ ]         [ ]           [ ]

                           I PLAN TO ATTEND MEETING
                      If you check this box to the right
                     an admission card will be sent to you  [ ]

RECEIPT IS ACKNOWLEDGED OF THE PROXY STATEMENT FOR THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature(s) ___________________________    Date ___

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           + FOLD AND DETACH HERE +

                     [LOGO OF WESTAMERICA BANCORPORATION]

                                                                 March 22, 1994

Dear Participant:

  As a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (the "Plan"), you have an interest in the Annual Meeting of Shareholders of Westamerica Bancorporation which will be held on April 26, 1994. You may direct the Trustee of the Plan how to vote all full and fractional shares of Westamerica Bancorporation stock standing to the credit of your individual account(s) (from the Supplemental Retirement Plan Account, Employer Matching Contributions, and Employee Contributions) as of December 31, 1993, and your pro rata share of any unallocated shares held by the Plan as of March 1, 1994.

For your information, we have enclosed a copy of the Proxy Statement and the Annual Report supplied to shareholders of Westamerica Bancorporation. The enclosed Proxy Statement describes four proposals to be voted on by the shareholders of Westamerica Bancorporation at the Annual Meeting. The Board of Directors of Westamerica Bancorporation recommends a vote FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4. Please instruct the Trustee how to vote on these proposals by indicating your selection on the above proxy. The Trustee will keep your individual instructions confidential and will not disclose them to Westamerica Bancorporation or its officers and directors.

  If the Trustee does not receive written instructions from you before the close of business on April 19, 1994, it will vote all of the shares you are entitled to instruct in the same proportion as shares as to which instructions are received. Under the terms of the Plan, with respect to fractional shares in plan accounts (from the Supplemental Retirement Plan Account, Employer Matching Contributions and Employee Contributions), the Trustee may pool the results of instructions received from all participants to whom fractional shares have been allocated and vote such shares accordingly.

  The Trustee may also use its discretion in voting on any other business which may properly be brought before the Meeting (or any adjournment thereof) that was not specified in the Notice of Annual Meeting of Shareholders, unless you limit the Trustee's authority in this respect by striking out the sentence granting such authority on the above proxy. Please instruct the Trustee how to vote your shares. A return envelope is enclosed for your convenience.

                          Sincerely yours,


                          /s/ M. Kitty Jones
                          M. Kitty Jones
                          Senior Vice President and Secretary

P R O X Y

                          WESTAMERICA BANCORPORATION

                       CONFIDENTIAL VOTING INSTRUCTIONS
        TO THE TRUSTEE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          WESTAMERICA BANCORPORATION

           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 1994

  The undersigned holder hereby authorizes and instructs the Trustee of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan to represent and vote, as designated below, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Showcase Theatre, Marin Center, San Rafael, California at 7:30 p.m. on April 26, 1994 and any postponement or adjournment thereof.

  These confidential voting instructions to the Trustee, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is indicated, the Trustee will vote all of the shares you are entitled to instruct in the same proportion as shares as to which instructions are received. The Trustee may vote according to its discretion on any other matter which may properly come before the meeting.

    PLEASE MARK, SIGN, DATE AND MAIL THESE CONFIDENTIAL VOTING INSTRUCTIONS
                    PROMPTLY, USING THE ENCLOSED ENVELOPE.


- -------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE:


                                     (Continued and to be signed on other side)

                                                                 [X] Please mark
                                                                      your votes
                                                                         as this
- -----            ----------------------------
COMMON           DIVIDEND REINVESTMENT SHARES

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1--ELECTION OF DIRECTORS
        Etta Allen, Louis E. Bartolini, Charles I. Daniels, Jr., Don Emerson, Arthur C. Latno, Jr., Patrick D. Lynch, Catherine C. MacMillan, James A. Maggetti, Dwight H. Murray, Jr., Ronald A. Nelson, Carl R. Otto, David
        L. Payne, Edward B. Sylvester

               FOR          WITHHELD
                            FOR ALL
               [ ]            [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below).
- -------------------------------------------------------------------------------
Item 2--APPROVAL OF AUDITORS

               FOR       AGAINST       ABSTAIN
               [ ]         [ ]           [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3 AND 4.

Item 3--SHAREHOLDERS' PROPOSAL CONCERNING
        CHANGING METHOD OF COMPENSATION FOR C.E.O.

               FOR       AGAINST       ABSTAIN
               [ ]         [ ]           [ ]

Item 4--SHAREHOLDERS' PROPOSAL CONCERNING CHANGING METHOD OF COMPENSATION FOR DIRECTORS

               FOR       AGAINST       ABSTAIN
               [ ]         [ ]           [ ]

                           I PLAN TO ATTEND MEETING
                      If you check this box to the right
                     an admission card will be sent to you  [ ]

              Discontinue mailing Annual Report Subject to
                             Proxy Regulations              [ ]

RECEIPT IS ACKNOWLEDGED OF THE PROXY STATEMENT FOR THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature(s) ___________________________    Date ___

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           + FOLD AND DETACH HERE +

                      MEETING TICKET REQUEST INSTRUCTIONS

                           WESTAMERICA BANCORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                      7:30 P.M., THURSDAY, APRIL 26, 1994

                       THE SHOWCASE THEATRE, MARIN CENTER
                             SAN RAFAEL, CALIFORNIA

You can avoid registration lines by obtaining tickets in advance. If you plan to attend the Meeting, please mark the "I Plan to Attend Meeting" box on your proxy and return it in the enclosed preaddressed return envelope to Westamerica Bancorporation, c/o Chemical Trust Company of California, P.O. Box 24871, New York, NY 10242-4871. You will be mailed a ticket entitling admission for two people.

                  SIMPLY MARK THE "MEETING" BOX ON YOUR PROXY

- --------------------------------------------------------------------------------

  Because of seating limitations, your ticket is valid for admission of up to two people. If you desire additional tickets, please call Westamerica Bancorporation at (415) 257-8024.

                    DO NOT RETURN THIS CARD WITH YOUR PROXY

P R O X Y


                          WESTAMERICA BANCORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          WESTAMERICA BANCORPORATION

           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 1994

  The undersigned holder hereby authorizes A. Latno, Jr., R. Nelson and E. Sylvester, each with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Showcase Theatre, Marin Center, San Rafael, California at 7:30 p.m. on April 26, 1994, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. You may vote according to your discretion (or that of the proxy holder(s) you appoint) on any other matter which may properly come before the meeting.

This Proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR all nominees, FOR Item 2 and AGAINST Items 3 and 4.

 PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.


- -------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE:


                                     (Continued and to be signed on other side)